Exhibit 99.1

For more information, contact:
Elda Rudd
724 Solutions
(805) 884-8303
erudd@724.com

724 Solutions Announces Preliminary Second Quarter 2005 Results

Third consecutive quarter of over 50% year-over-year revenue growth

Santa Barbara, CA, (July 5, 2005) — 724 Solutions (NASDAQ: SVNX; TSX: SVN), a leading provider of next-generation IP-based network and data services, today announced preliminary financial results for the second quarter ended June 30, 2005 (all figures are in US dollars).

Based on preliminary financial data for its second quarter of 2005, 724 Solutions expects to report total revenue of approximately $4.6 million, compared to $3.0 million in the same period of the previous year, a 53% increase.  Revenue for the six months ending June 30, 2005 is expected to be $10.4 million, a 72% increase over the same period of the previous year.  Contributing to the revenue growth in the second quarter are two significant wins, the first with a Tier 1 global mobile network operator for the X-treme Alerts Platform; the second, involving the X-treme Mobility Gateway and the X-treme Alerts Platform at a leading mobile virtual network enabler (MVNE) focused on the growing MVNO North American marketplace.

The Company reaffirmed its previous guidance for GAAP cost of revenue and operating expenses ($6.4 million to $6.7 million) in the second quarter of 2005.  Accounts receivable is expected to decrease to historically normal levels, this coupled with the Company’s continued cost management efforts, are expected to make the second quarter the first ever cash flow positive quarter in 724’s public company history.

Second quarter results are preliminary, subject to the company’s management and independent auditors completing their customary quarterly closing and review procedures.

724 Solutions will host its regular quarterly conference call following the release of final second quarter results at 8:30 am ET on Wednesday, August 10, 2005 to discuss its final second quarter 2005 results.  Details for the call will be posted on the Investor section of the company’s web site at www.724.com.

About 724 Solutions
724 Solutions (NASDAQ: SVNX; TSX: SVN) delivers reliable, scalable technology and solutions that allow mobile network operators to rapidly deploy flexible and open next generation IP-based network and data services.  Additionally, in conjunction with mobile operator partners, the company provides a series of actionable alerting solutions to enterprises to assist them in lowering operating costs and improving customer relationship management.  724 Solutions is a global company with development operations in Canada and Switzerland with its corporate office in Santa Barbara, California.  For more information, visit www.724.com.

This press release contains statements of a forward-looking nature. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include the statements herein regarding: the services and products that will be offered by 724 Solutions, the benefits that businesses will obtain from these services and products, future demand for these services and products, our future operating and cash performance, our plans and prospects and the sufficiency of our cash resources. The accuracy of these statements may be impacted by a number of business risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including the risk that 724 Solutions will be unable to deploy its solutions and products, the risk that the demand for these solutions and products, or for 2.5G and 3G networks, will not increase as presently anticipated, the risk that general economic conditions will not improve or deteriorate, the risk that 724 Solutions will be unable to retain its key customers, the risk that 724 Solutions will lose business to competitors with greater resources, and other risks described in 724 Solutions’ Securities and Exchange Commission filings, including its annual report on Form 10-K and its quarterly reports on Form 10-Q. These risks are also described in 724 Solutions’ filings with the Canadian Securities Administrators. 724 Solutions does not undertake any obligation to update this forward-looking information, except as required under applicable law.

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